EXHIBIT 4.2a


CUSIP NO.                                 PRINCIPAL AMOUNT:

REGISTERED NO.

                            MURPHY OIL CORPORATION

                    MEDIUM-TERM FIXED RATE NOTE, SERIES __
            Due From Nine Months to __ Years From Date of Issue
 ___
/__/  Check this box if the Note is a Global Note.

      Applicable if the Note is a Global Note:

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as its requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         If applicable, the following will be completed solely for purposes of the U.S. Federal Income Tax "Original Issue Discount" rules, as that term is defined in Section 1273 of the Internal Revenue Code of 1986, as amended. This information is provided solely for the purposes of applying the U.S. Federal Income Tax Original Issue Discount ("OID") rules to the certificate and is based on an interpretation of proposed Treasury regulations. The Issue Date of this Certificate is ____________________. This Certificate has been issued with ___________________ of OID per $1,000 of initial principal amount. The annual yield to maturity is ____% based on __________ compounding. The amount of OID attributable to the initial accrual period is _______ per $1,000 of initial principal amount, computed under the [exact] [approximate] method as defined in proposed Treasury regulations.


ORIGINAL ISSUE DATE:              INTEREST RATE PER      MATURITY DATE:
                                  ANNUM:


ISSUE PRICE:          %           REDEEMABLE ON OR
                                  AFTER:  (AT OPTION OF
                                  THE COMPANY)


INITIAL DATE ON WHICH THE NOTE
IS REPAYABLE AT THE OPTION OF
THE HOLDER:


INITIAL REPAYMENT PERCENTAGE:     INITIAL REDEMPTION
                                  PERCENTAGE:

ANNUAL REPAYMENT PERCENTAGE
REDUCTION:

ANNUAL REDEMPTION PERCENTAGE                             DEFAULT RATE: (Only
                                                         REDUCTION: applicable
                                                         if Note issued at
                                                         original issue
                                                         discount)

                                                         DEPOSITARY: (Only
                                                         applicable if Note is
                                                         a Global Note


INTEREST PAYMENT DATES:

OID DEFAULT AMOUNTS: (Only                               SINKING FUND:
applicable if Note issued at
original issue discount)



OTHER TERMS:



         MURPHY OIL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to
__________________________________________________________
________________________________, or registered assigns, the principal sum of
_______________________________________ at the office or agency of the Company in the Borough of Manhattan, The City of New York, on the maturity date shown above, or if such date is not a Business Day (as defined below), the next succeeding Business Day (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at said office or agency at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months) shown above, in like coin or currency, semi-annually on each Interest Payment Date set forth above from and after the date of this Note and on the Maturity Date or date of redemption or repayment, if any, until payment of said principal sum has been made or duly provided. Unless this Note is a Note which has been issued upon transfer of, in exchange for, or in replacement of a predecessor Note, interest on this Note shall accrue from the Original Issue Date indicated above. If this Note has been issued upon transfer of, in exchange for, or in replacement of a predecessor Note, interest on this Note shall accrue from the last Interest Payment Date to which interest was paid on such predecessor Note or, if no interest was paid on such predecessor Note, from the Original Issue Date indicated above. The first payment of interest on a Note originally issued and dated between a Record Date (as defined below) and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Record Date to the registered owner on such next succeeding Record Date. Subject to certain exceptions provided in the Indenture referred to hereinbelow, the interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the fourteenth calendar day next preceding such Interest Payment Date (each such date a "Record Date") and interest payable at maturity or upon redemption or repayment (other than a Maturity Date, redemption date or repayment date which is an Interest Payment Date) will be paid to the person to whom said principal sum is payable.

         Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof on the Maturity Date or a redemption or repayment date, if any) will be paid by check mailed to the person entitled thereto at his or her last address as it appears on the registry books of the Company (or by wire transfer to those persons holding Notes with an aggregate principal amount of greater than $10 million) to such account as may have been designated by such Holder as set forth herein. Payment of the principal premium, if any, and interest, if any, on this Note due to the Holder hereof at maturity or upon earlier redemption or repayment will be made, in immediately available funds, upon presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York.

         Any payment on this Note due on any day which is not a Business Day in The City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

         If this Note is a Global Note as specified above, the following legend is applicable: "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

         "Business Day" shall mean, as used herein with respect to any particular location, each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

         Additional provisions of this Note are contained following the signature lines and certificate of authentication hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to hereinbelow.

         IN WITNESS WHEREOF, MURPHY OIL CORPORATION has caused this instrument to be signed by its duly authorized officers, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.
Dated:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION      MURPHY OIL CORPORATION
This is one of the Securities of the
series designated herein referred to
in the within-mentioned Indenture            By:___________________
                                                Name
                                                Title
CHEMICAL BANK,
as Trustee,

                                             Attest:


By:_________________________
   Authorized Officer
                                                ____________________
                                                Secretary


                                             [SEAL]



                            MURPHY OIL CORPORATION


                    MEDIUM-TERM FIXED RATE NOTE, SERIES __
              Due From Nine Months to __ Years From Date of Issue

         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of ______, 1994, (the "Indenture"), duly executed and delivered by the Company to Chemical Bank, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities, which series is limited in aggregate principal amount to $__________ designated as the Medium-Term Notes, Series B (the "Notes") of the Company. The Notes may mature at different times, bear interest at different rates, be redeemable at different times or not at all, be repayable at the option of the holder at different times or not at all, be issued at an original issue discount and be extendable.

         In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 51% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all of the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued upon the registration of transfer hereof or in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

         If so provided above under the heading "Redeemable on or after (at option of the Company)", this Note may be redeemed by the Company on and after the date so indicated. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part, at the option of the Company, at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified above, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified above, until the Redemption Percentage is equal to 100%.

         If so provided above, this Note will be repayable in whole or in part in increments of $1,000, provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $100,000, on any Business Day on or after the "Initial Date on Which the Note is Repayable at the Option of the Holder" (as stated above), at the option of the Holder, at 100% of the principal amount to be repaid, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Notes to be repaid, the Company must receive at the applicable address of the paying agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Note, on or before the fifteenth, but not earlier than the twenty-fifth calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Note,
(b) the principal amount of this Note and the amount of this Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than 5 Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Note and form duly completed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is [
                                         ], Attention:  [
     ] (or, at such other places as the Company shall notify the Holders of the Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

         If this Note is issued with an original issue discount, (i) if an Event of Default with respect to the Notes shall have occurred and be continuing, the amount of principal of this Note which may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture, shall be determined in the manner set forth under the heading "OID Default Amount" above, and (ii) in the case of a default of payment in principal upon acceleration, redemption, repayment at the option of the holder or at the stated maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Note shall bear interest at a rate of interest per annum equal to the Default Rate stated above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption, repayment at the option of the holder or stated maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture.

         The Notes are issuable in fully registered global or definitive form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes for an equal aggregate principal amount and like interest rate and maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

         If this Note is a Global Note (as specified above), this Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Note shall be exchangeable for definitive
Notes in registered form or (z) an Event of Default with respect to the Notes represented hereby has occurred and is continuing. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Stated Maturity and other terms and of differing denominations aggregating a like amount.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Company, the Trustee and any paying agent and any authorized agent of the Company, the Trustee and any paying agent may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any authorized agent of the Company, the Trustee or any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

         No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness evidenced thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof as part of the consideration for the issue hereof.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

                             ____________________

                           OPTION TO ELECT REPAYMENT

                TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                  AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHT


         The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at
___________________________________________________________
_________________________ (please print or typewrite name and address of the undersigned).

         For this Note to be repaid the Company must receive at the applicable address of the paying agent set forth above or at such other place or places of which the Company shall from time to time notify the holder of the within Note, on or before the fifteenth, but not earlier than the twenty-fifth, calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, (i) this Note, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of the Note, (b) the principal amount of the Note and the amount of the Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Note to be repaid with the form entitled "Option to Elect Repayment" on the addendum to the Note duly completed will be received by the Company not later than 5 Business Days after the date of such telegram, telex, facsimile transmission or letter (and such Note and form duly completed are received by the Company by such fifth Business Day).

         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the Holder elects to have repaid: _______________________; and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid): ________________________.




Date:
                                        ___________________________________
                                        Notice:  The signature to this
                                        Option to Elect Repayment must
                                        correspond with the name as
                                        written upon page 3 of the Note in
                                        every particular without
                                        alteration or enlargement or any
                                        other change whatsoever.



                                _______________

                                 ABBREVIATIONS

             The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --as tenants in common      UNIF GIFT MIN ACT--_____ CUSTODIAN _____
TEN ENT  --as tenants by the                  (Cust)         (Minor)
           entireties
JT TEN   --as Joint tenants          Under Uniform Gifts to Minors Act
           with right of
           survivorship and not
           as tenants in common           ________________________
                                                    (State)

             Additional abbreviations may also be used though not in the above list.


             FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[Please Insert Social Security or Other Identifying Number of Assignee]

__________________________________

___________________________________________________________________________

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
 ASSIGNEE]


___________________________________________________________________________

___________________________________________________________________________

the within Note of MURPHY OIL CORPORATION and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.



Dated:____________________________            ____________________________

                                              ____________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatever.